Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance
ALERE INC. ANNOUNCES
FIRST QUARTER 2011 RESULTS
WALTHAM, MA...April 27, 2011...Alere Inc. (NYSE: ALR), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, today announced its financial results for the quarter ended March 31, 2011.
Financial results for the first quarter of 2011:
•	Net revenue of $582.5 million for the first quarter of 2011, compared to $515.3 million for the first quarter of 2010.

•	Product and services revenues from our Professional Diagnostics segment were $409.8 million in the first quarter of 2011, compared to $336.2 million in the first quarter of 2010. Recent professional diagnostics acquisitions contributed $30.8 million of incremental net revenue compared to the first quarter of 2010.

•	North American influenza sales increased to $19.5 million for the first quarter of 2011, compared to $2.3 million for the first quarter of 2010.

•	Excluding the impact of the change in North American influenza revenues, currency adjusted organic growth in our Professional Diagnostics segment was 6.9%.

•	Adjusted cash-basis gross margins were 55.8% for the first quarter of 2011, compared to 57.0% for the first quarter of 2010 and 55.3% in the fourth quarter of 2010. Adjusted cash-basis gross margins from products and services in our Professional Diagnostics segment were 59.6% in the first quarter of 2011, compared to 60.1% in the fourth quarter of 2010. Adjusted cash-basis gross margins from our Health Management segment increased sequentially from 47.6% in the fourth quarter of 2010 to 49.0% in the first quarter of 2011.

•	GAAP net income of $8.1 million attributable to common stockholders of Alere Inc. and respective net income per diluted common share of $0.09, compared to GAAP net income of $9.0 million attributable to common stockholders of Alere Inc. and respective net income per diluted common share of $0.11, for the first quarter of 2010.

•	GAAP net income for the first quarter of 2010 included a gain of $19.6 million, net of costs to dispose ($12.0 million, net of tax), resulting from the disposition of our nutritionals business which was included in the first quarter of 2010 income from discontinued operations, or net income of $0.14 per common share.

•	Adjusted cash-basis net income per diluted common share of $0.61 for the first quarter of 2011, compared to adjusted cash-basis net income per diluted common share from continuing operations of $0.64, for the first quarter of 2010.

•	Adjusted free cash flow for the quarter was $58.2 million, reflecting adjusted cash flow from operations of $87.2 million, offset by capital expenditures of $28.9 million.
The Company’s GAAP results for the first quarter of 2011 include amortization of $76.3 million, $6.4 million of restructuring charges, $5.8 million of stock-based compensation expense, $1.9 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, a $1.9 million foreign currency loss associated with the settlement of an acquisition-related contingent consideration obligation and $1.4 million of expense recorded for fair value adjustments to acquisition-related contingent consideration obligations. The Company’s GAAP results for the first quarter of 2010 include amortization of $72.1 million, $8.0 million of restructuring charges, $7.6 million of stock-based compensation expense, a $2.8 million charge associated with the write-up to fair market value of inventory acquired in connection with the acquisition of Standard Diagnostics, Inc., $4.0 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, $0.3 million of expense incurred in connection with the disposal of our nutritionals business, offset by $3.1 million of income recorded for fair value adjustments to acquisition-related contingent consideration obligations and a $1.9 million allocation of certain of the aforementioned charges to non-controlling stockholders. These amounts, net of tax, have been excluded from the adjusted cash-basis net income per diluted common share attributable to Alere Inc. for the respective quarters.
A detailed reconciliation of the Company’s adjusted cash-basis net income, which is a non-GAAP financial measure, to net income under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.
The Company will host a conference call beginning at 8:30 a.m. (Eastern Time) today, April 27, 2011, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call may be accessed by dialing (800) 860-2442 (domestic) or (412) 858-4600 (international) and asking for Alere Inc. A webcast of the call can also be accessed via the Alere website at www.alere.com/ic, or directly through the following link:
http://www.videonewswire.com/event.asp?id=78416.
A replay of the call will be available approximately four hours after the conclusion of the call and will remain available for a period of seven days following the call. The replay may be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering replay code 450179. The replay will also be available via online webcast at http://www.videonewswire.com/event.asp?id=78416 or via the Alere website at www.alere.com/ic for a period of 60 days following the call.
Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Alere website (www.alere.com/ic) under the Earnings Calls and Releases section shortly before the conference call begins and will continue to be available on this website.
For more information about Alere, please visit our website at http://www.alere.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Alere enables individuals to take charge of improving their health and quality of life at home. Alere’s global leading products and services, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Alere is headquartered in Waltham, Massachusetts.
Source: Alere Inc.

Alere Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended March 31, 2011					Three Months Ended March 31, 2010
				Non-GAAP						Non-GAAP
				Adjusted						Adjusted
		Non-GAAP		Cash				Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)
Net product sales and services revenue	$574,795			$574,795		$509,405		$—		$509,405
License and royalty revenue	7,669			7,669		5,849		—		5,849

Net revenue	582,464	—		582,464		515,254		—		515,254
Cost of net revenue	276,257	(18,654)	(b) (c) (d)	257,603		241,297		(19,654)	(b) (c) (d) (e)	221,643

Gross profit	306,207	18,654		324,861		273,957		19,654		293,611

Gross margin	53%			56%		53%				57%

Operating expenses:
Research and development	36,542	(3,251)	(b) (d)	33,291		30,993		(3,459)	(b) (c) (d)	27,534
Selling, general and administrative	238,760	(69,480)	(b) (c) (d) (f) (g)	169,280		214,254		(67,015)	(b) (c) (d) (f) (g)	147,239

Total operating expenses	275,302	(72,731)		202,571		245,247		(70,474)		174,773

Operating income	30,905	91,385		122,290		28,710		90,128		118,838
Interest and other income (expense), net	(35,969)	1,969	(h)	(34,000)		(30,091)		191	(c)	(29,900)

Income (loss) from continuing operations before provision for income taxes	(5,064)	93,354		88,290		(1,381)		90,319		88,938
Provision/(benefit) for income taxes	(4,330)	32,596	(l)	28,266		446		29,307	(l)	29,753

Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	(734)	60,758		60,024		(1,827)		61,012		59,185
Equity earnings of unconsolidated entities, net of tax	1,011	410	(b) (c)	1,421		4,040		972	(b) (c)	5,012

Income from continuing operations	277	61,168		61,445		2,213		61,984		64,197
Income from discontinued operations, net of tax	—	—		—		11,946		166	(k)	12,112

Net income	277	61,168		61,445		14,159		62,150		76,309
Less: Net income (loss) attributable to non-controlling interests, net of tax	62	7	(i)	69		(670)		1,439	(i) (j)	769

Net income attributable to Alere Inc. and Subsidiaries	$215	$61,161		$61,376		$14,829		$60,711		$75,540

Preferred stock dividends	$(5,809)	$—		$(5,809)		$(5,853)		$—		$(5,853)
Preferred stock repurchase	$13,688	$(13,688)	(q)	$—		$—		$—		$—
Net income available to common stockholders	$8,094			$55,567		$8,976				$69,687

Basic net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Basic income (loss) per common share from continuing operations	$0.09			$0.65		$(0.03)				$0.69
Basic income per common share from discontinued operations	$—			$—		$0.14				$0.14

Basic net income per common share	$0.09			$0.65		$0.11				$0.83

Diluted net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Diluted income (loss) per common share from continuing operations	$0.09 (m)			$0.61	(o)	$(0.03	) (n)			$0.64	(p)
Diluted income per common share from discontinued operations	$— (m)			$—	(o)	$0.14	(n)			$0.12	(p)

Diluted net income per common share	$0.09 (m)			$0.61	(o)	$0.11	(n)			$0.75	(p)

Weighted average common shares — basic	85,362			85,362		83,806				83,806

Weighted average common shares — diluted	86,953 (m)			101,829	(o)	83,806	(n)			101,197	(p)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $76.3 million and $72.1 million in the first quarter of 2011 and 2010 GAAP results, respectively, including $16.9 million and $14.9 million charged to cost of sales, $2.3 million and $1.2 million charged to research and development, $56.9 million and $55.8 million charged to selling, general and administrative, with $0.2 million and $0.2 million charged through equity earnings of unconsolidated entities, net of tax during each of the respective quarters.

(c)	Restructuring charges associated with the decision to close facilities of $6.4 million and $8.0 million for the first quarter of 2011 and 2010 GAAP results, respectively. The $6.4 million charge for the first quarter of 2011 included $1.4 million charged to cost of sales, $4.8 million charged to selling, general and administrative expense and $0.2 million charged through equity earnings of unconsolidated entities, net of tax. The $8.0 million charge for the first quarter of 2010 included $1.6 million charged to cost of sales, $(0.1) million charged to research and development, $5.5 million charged to selling, general and administrative expense, $0.2 million charged to interest expense and $0.8 million charged through equity earnings of unconsolidated entities, net of tax.

(d)	Compensation costs of $5.8 million and $7.6 million associated with stock-based compensation expense for the first quarter of 2011 and 2010 GAAP results, respectively, including $0.4 million and $0.4 million charged to cost of sales, $0.9 million and $2.4 million charged to research and development and $4.5 million and $4.8 million charged to selling, general and administrative, in the respective quarters.

(e)	A write-off in the amount of $2.8 million during the first quarter of 2010, relating to the inventory write-up to fair value recorded in connection with the acquisition of Standard Diagnostics, Inc. during the first quarter of 2010. (See also footnote j below.)

(f)	Acquisition-related costs in the amount of $1.9 million and $4.0 million in the first quarter of 2011 and 2010 GAAP results, respectively, recorded in connection with ASC 805, Business Combinations.

(g)	$1.4 million of expense and $3.1 million of income in the first quarter of 2011 and 2010 GAAP results, respectively, recorded in connection with fair value adjustments to acquisition-related contingent consideration obligations in accordance with ASC 805, Business Combinations.

(h)	A $1.9 million realized foreign currency loss associated with the settlement of an acquisition-related contingent consideration obligation.

(i)	Amortization expense of $9.0 thousand ($7.0 thousand, net of tax) and $0.9 million ($0.7 million, net of tax) in the first quarter of 2011 and 2010 GAAP results, respectively.

(j)	A write-off in the amount of $1.0 million ($0.7 million, net of tax) during the first quarter of 2010 relating to inventory write-ups attributable to operating results of non-controlling interests.

(k)	Expenses of $0.3 million ($0.2 million, net of tax) incurred in connection with the sale of our vitamins and nutritional supplements business during the first quarter of 2010.

(l)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g) and (h).

(m)	Included in the weighted average diluted common shares for the calculation of net income per common share on a GAAP basis for the three months ended March 31, 2011, are dilutive shares consisting of 1,484,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 107,000 potentially issuable shares of common stock associated with contingent consideration arrangements. Potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 110,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and potential dilutive shares consisting of 11,328,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share on a GAAP basis for the three months ended March 31, 2011, because inclusion thereof would be antidilutive.

(n)	For the three months ended March 31, 2010 on a GAAP basis, potential dilutive shares were not used in the calculation of diluted net loss per common share because inclusion thereof would be antidilutive.

(o)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended March 31, 2011, on an adjusted cash basis, were dilutive shares consisting of 1,484,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 107,000 potentially issuable shares of common stock associated with contingent consideration arrangements. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,328,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 110,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the three months ended March 31, 2011, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $0.7 million, the add back of $5.8 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $24.0 thousand resulting in net income available to common stockholders of $62.1 million for the three months ended March 31, 2011.

(p)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended March 31, 2010, on an adjusted cash basis, are dilutive shares consisting of 1,928,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,414,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 610,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the three months ended March 31, 2010, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $0.7 million, the add back of $5.9 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.1 million resulting in net income available to common stockholders of $76.4 million for the three months ended March 31, 2010.

(q)	Non-cash income allocated to net income available to common stockholders as a result of repurchases of preferred shares during the first quarter of 2011.

Alere Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	March 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$318,666	$401,306
Restricted cash	2,612	2,581
Marketable securities	980	2,094
Accounts receivable, net	406,943	397,148
Inventories, net	251,841	257,720
Prepaid expenses and other current assets	169,991	133,408

Total current assets	1,151,033	1,194,257
PROPERTY, PLANT AND EQUIPMENT, NET	401,425	390,510
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,572,925	4,567,064
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	168,659	178,543

Total assets	$6,294,042	$6,330,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$19,990	$19,017
Current portion of deferred gain on joint venture	288,824	288,378
Other current liabilities	448,518	475,463

Total current liabilities	757,332	782,858

LONG-TERM LIABILITIES:
Notes payable, net of current portion	2,384,369	2,379,968
Deferred tax liability	413,714	420,166
Other long-term liabilities	168,594	169,656

Total long-term liabilities	2,966,677	2,969,790

TOTAL EQUITY	2,570,033	2,577,726

Total liabilities and equity	$6,294,042	$6,330,374